Exhibit 3.6

AMENDED AND RESTATED BY-LAWS

OF

GATEWAY EASTERN RAILWAY COMPANY

An Illinois Corporation

As adopted on July 1, 2008.

ARTICLE I

Offices

The corporation may have offices at such places either within or without the State of Illinois as the board of directors may from time to time appoint or as the business of the corporation may require.

The registered office of the corporation required by the Business Corporation Act of 1983 to be maintained in the State of Illinois may be, but need not be, identical with the business office in the State of Illinois, and the address of the registered office may be changed from time to time by the board of directors.

ARTICLE II

Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the second Tuesday in July in each year beginning with the year 2008, or at such time as the board of directors may, by resolution, fix, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as is convenient.

Section 2. Special Meetings. Special meetings of the shareholders may be called by the president, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation.

ALTERNATE: CHAIRMAN OF THE BOARD

Section 2. Special Meetings. Special meetings of the shareholders may be called by the chairman of the board, by the president, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation.

Section 3. Place of Meeting. The board of directors may designate any place, either within or without the State of Illinois, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all shareholders may designate any place, either within or without the State of Illinois, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Illinois except as otherwise provided in Section 5 of this Article.

Section 4. Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease, exchange or other disposition of all, or substantially all, the assets of the corporation, other than in the normal course of business, not less than twenty nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid.

Section 5. Meeting of All Shareholders. If all of the shareholders entitled to vote on a matter shall meet at any time and place, either within or without the State of Illinois, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting corporate action may be taken on all matters for which all the shareholders entitled to vote thereon are present.

Section 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease, exchange or other disposition of all, or substantially all, the assets of the corporation, other than in the usual or regular course of business, not less than twenty days, immediately preceding such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 7. Voting Lists. The officer or agent having charge of the transfer books for shares of the corporation shall make, within twenty days after the record date of a meeting of shareholders or ten days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder and to copying at the shareholder’s expense at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

Section 8. Quorum. Unless otherwise provided in the articles of incorporation, a majority of the outstanding shares of the corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at a meeting of shareholders; provided that if less than a quorum are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Business Corporation Act of 1983, the articles of incorporation or these by-laws.

Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months after the date of its execution, unless otherwise provided in the proxy.

Section 10. Voting of Shares. Except as provided by law or in the articles of incorporation, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders and the holders of shares of various classes shall vote together as one class.

Section 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares standing in the name of a deceased person, a minor ward or an incompetent person may be voted by his or her administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, or court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

Section 12. Cumulative Voting. Cumulative voting is not allowed in the election of directors.

Section 13. Inspectors. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

Each report of an inspector shall be in writing and signed by such inspector or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 14. Informal Action By Shareholders. Any action required by the Business Corporation Act to be taken at any annual or special meeting of the shareholders of a corporation, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed (i) if five days’ prior notice of the proposed action is given in writing to all of the shareholders entitled to vote with respect to the subject matter thereof, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (ii) by all of the shareholders entitled to vote with respect to the subject matter thereof. Prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be given in writing to those shareholders who have not consented in writing.

Section 15. Voting By Ballot. Voting on any question or in any election may be by a vote by speech unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

ARTICLE III

Directors

Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of its board of directors.

Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be at least three (3) and no more than eight (8). Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. Directors need not be residents of Illinois or shareholders of the corporation.

Section 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of additional regular meetings without other notice than such resolution.

Section 4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the board of directors called by them.

Section 5. Notice. Notice of any special meeting shall be given at least two days previous thereto by written notice delivered personally or by telegram to each director at his or her address as it appears on the records of the corporation or five days previous thereto by written notice mailed to each director at his or her address as it appears on the records of the corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 6. Quorum. A majority of the number of directors then serving (but not less than a majority of the minimum number of directors allowed under Section 2 of this Article) shall constitute a quorum for the transaction of business at any meeting of the board of directors, provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 7. Participation by Conference Telephone. Unless specifically prohibited by the articles of incorporation, members of the board of directors or of any committee of the board of directors may participate in and act at any meeting, such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 9. Vacancies. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors or otherwise may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose or by action of the board of directors. A director elected by shareholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected. A director appointed by the directors to fill a vacancy shall serve until the next meeting of shareholders at which directors are to be elected.

Section 10. Informal Action by Directors. Any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

The consent shall be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more directors. All the approvals evidencing the consent shall be delivered to the secretary to be filed in the corporate records. The action taken shall be effective when all the directors have approved the consent unless the consent specifies a different effective date.

Section 11. Compensation. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise. By resolution of the board of directors the directors may be paid their expenses, if any, of attendance at each meeting of the board.

Section 12. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless such director shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 13. Removal of Directors. One or more of the directors may be removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, except that no director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice. Only the named director or directors may be removed at such meeting.

Section 14. Committees.

(a) A majority of the directors may create one or more committees and appoint members of the board to serve on the committee or committees. Each committee shall have two or more members, who serve at the pleasure of the board.

(b) Unless the appointment by the board of directors requires a greater number, a majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting and, subject to the provisions of the by-laws or action by the board of directors, the committee by majority vote of its members shall determine the time and place of meetings and the notice required therefor.

(c) To the extent specified by the board of directors or in the articles of incorporation or by-laws, each committee may exercise the authority of the board of directors; provided, however, a committee may not:

(1) authorize distributions;

(2) approve or recommend to shareholders any act the Business Corporation Act of 1983 requires to be approved by shareholders;

(3) fill vacancies on the board or on any of its committees;

(4) elect or remove officers or fix the compensation of any member of the committee;

(5) adopt, amend or repeal the by-laws;

(6) approve a plan of merger not requiring shareholder approval;

(7) authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the board;

(8) authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences, and limitations of a series of shares, except that the board may direct a committee to fix the specific terms of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan; or

(9) amend, alter, repeal, or take action inconsistent with any resolution or action of the board of directors when the resolution or action of the board of directors provides by its terms that it shall not be amended, altered or repealed by action of a committee.

ARTICLE IV

Officers

Section 1. Number. The officers of the corporation shall be a president, a treasurer, and a secretary, each of whom shall be elected by the board of directors, and such vice-presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), assistant treasurers, assistant secretaries or other officers (the number thereof to be determined by the board of directors) as may be elected or appointed by the board of directors or appointed by the president. Any two or more offices may be held by the same person.

Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Vacancies may be filled or new offices filled at any meeting of the board of directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until such officer shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 3. Removal. Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

Section 5. The Chairman of the Board. The chairman of the board, if any, shall preside at all meetings of the shareholders and directors and shall see that orders and resolutions of the board of directors are carried into effect. The chairman of the board shall have the power to execute, on behalf of the corporation, bonds, mortgages, deeds, contracts and other documents, which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by law, by the board of directors or by these by-laws to some other officer or agent of the corporation. The chairman of the board shall have general powers of supervision and management of the business of the corporation and shall be the final arbiter of all differences between officers of the corporation and his or her decision as to any matter affecting the corporation shall be final and binding as between the officers of the corporation, subject only to the board of directors of the corporation.

Section 6. President. The president shall be the chief executive officer of the corporation, unless the board of directors shall designate another officer as chief executive officer, and shall have general and active management of the business, subject to the control of the board of directors. Within the policies and objectives prescribed by the board of directors and the chairman of the board, if any, and under the general supervision of the chairman of the board, if any, he or she shall establish operating procedures for, and administer and direct, all aspects of the corporation’s operating activities. In the absence of the chairman of the board or in the event of his or her inability or refusal to act, the president shall preside at meetings of the shareholders and directors and shall have and exercise the duties of the chairman of the board. The president shall have the same powers as the chairman of the board to execute, on behalf of the corporation, bonds, deeds, mortgages, contracts and other documents and to vote all shares of stock of any other corporation standing in the name of the corporation. In addition, the president shall have the power to execute documents where by law the signature of the president is required. In general, the president shall have all powers and shall perform all duties usually vested in the office of the president of a corporation, subject to those powers delegated to the chairman of the board by these by-laws, and further subject to the right of the board of directors to delegate powers to other officers of the corporation, except those powers which may be exclusively conferred by law upon the office of the president.

Section 7. The Vice-Presidents. In the absence of the president or in the event of his or her inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties as from time to time may be assigned to them by the president or by the board of directors.

Section 8. The Treasurer. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine. The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article VII of these by-laws; (b) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to the treasurer by the president or by the board of directors. In the absence of the president and the vice presidents, if any, or in the event of their inability or refusal to act, the treasurer shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions on the president.

Section 9. The Secretary. The secretary shall: (a) keep the minutes of the shareholders’ and of the board of directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation, if any, and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep a register of the post-office address of each shareholder and director which shall be furnished to the secretary by such shareholder or director; (e) sign with the chairman, the president, or a vice president, or any other officer authorized by the board of directors, certificates for shares of the corporation, the issue of which is authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments that the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribe by the board of directors or these bylaws, (f) have general charge of the stock transfer books of the corporation; (g) have authority to certify as true and correct, copies of the corporation’s bylaws, resolutions of the shareholders or board of directors (or any committee of the board of directors), and other instruments or documents of the corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the secretary by the president or by the board of directors.

Section 10. Assistant Treasurers and Assistant Secretaries. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the chairman, the chief executive officer, the president or the board of directors, and in the event of the absence, inability or refusal to act of the treasurer or the secretary, the assistant treasurers and assistant secretaries (in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the treasurer or the secretary, respectively.

Section 11. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

Section 12. Action with Respect to Securities of Other Corporations. The chief executive officer, the president or any vice president shall vote all shares of stock of any other corporation standing in the name of this corporation, except where the voting thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation, in person or by proxy, at any meeting of security holders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V

Interested Directors and Officers

Section 1. (a) If a transaction is fair to the corporation at the time it is authorized, approved or ratified, the fact that a director of the corporation is directly or indirectly a party to the transaction is not grounds for invalidating the transaction. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or a committee thereof which authorizes the contract or transaction.

(b) In a proceeding contesting the validity of a transaction described in subsection (a), the person asserting validity has the burden of proving fairness unless:

(i) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(ii) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders without counting the vote of any shareholder who is an interested director; or

(iii) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction but may not be counted when the board of directors takes action on the transaction.

ARTICLE VI

Indemnification

(a) The corporation shall indemnify each director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b) The corporation shall indemnify each director, officer, employee and agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite that adjudication of liability but in view of all the circumstances of the case, such director, officer, employee or agent is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c) The corporation shall indemnify each director, officer, employee or agent who is held to be a fiduciary under any employee pension, profit sharing or welfare plan or trust of the corporation or any of its divisions and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was such a fiduciary and was serving as such at the request of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding for any breach of any of the responsibilities, obligations or duties imposed upon fiduciaries by the Employee Retirement Income Security Act of 1974 and any amendments thereto, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such plan or trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of such plan or trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. The provisions of all the following paragraphs of this Article relating to directors, officers, employees or agents shall apply also to directors, officers, employees or agents held to be fiduciaries under this paragraph (c), specifically including the power of the corporation (under paragraph (g)) to purchase and maintain insurance on behalf of such fiduciaries.

(d) To the extent that a person who is or was a director, officer, employee or agent of the corporation, or of any other corporation, partnership, joint venture, trust or other enterprise with which such person is or was serving in such capacity at the request of the corporation, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a), (b) or (c) of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(e) Any indemnification under paragraphs (a), (b) or (c) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraphs (a), (b) or (c). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable but a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

(f) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this Article.

(g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification may be entitled under any statute, provision in the corporation’s articles of incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(h) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article.

(i) If the corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders’ meeting.

(j) For purposes of this Article, references to “the corporation” shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such merging corporation, or is or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(k) For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on or involves services by such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the corporation” as referred to in this Article.

(l) The invalidity or unenforceability of any provision in this Article shall not affect the validity or enforceability of the remaining provisions of this Article.

ARTICLE VII

Contracts, Loans, Checks and Deposits

Section 1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.

ARTICLE VIII

Certificates for Shares and Their Transfer

Section 1. Certificates for Shares. The issued shares of the corporation shall be represented in such form as may be determined by the board of directors and may be uncertificated shares. If used, certificates shall be signed by the president (or by a vice-president or the chairman or a vice chairman of the board of directors, if the corporation has such officers), and by the treasurer or an assistant treasurer or the secretary or an assistant secretary, and shall be sealed with the seal of the corporation, if any, or a facsimile. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares, whether certificated or uncertificated, are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled. No shares shall be transferred on the books of the corporation and no new certificate shall be issued until the former certificate, if any, for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

Section 2. Transfers of Shares. Transfers of shares of the corporation shall be made only on the books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares, if such certificate was issued. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

ARTICLE IX

Fiscal Year

The fiscal year of the corporation shall end on the last day of December each year.

ARTICLE X

Dividends

The board of directors may from time to time, declare, and the corporation may pay, dividends on its outstanding shares or any class thereof in the manner and upon the terms and conditions provided by law and its articles of incorporation.

ARTICLE XI

Seal

The corporation may have a corporate seal, which shall have inscribed on it the name of the corporation and the words, “Corporate Seal, Illinois.” The seal may be used by causing it or a facsimile to be impressed or affixed.

ARTICLE XII

Waiver of Notice

Whenever any notice whatever is required to be given under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of the Business Corporation Act of 1983 of the State of Illinois, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XIII

Amendments

These by-laws may be altered, amended or repealed and new by-laws may be adopted at any meeting of the board of directors or at any meeting of the shareholders.